Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of January 16, 2001 for the Collection Period December 1, 2000 through December 31, 2000

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance

Pool Data—Original Deal Parameters
Securities Balance	$1,411,797,000.00		$366,759,000.00	429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,455,461,330.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			6.66%	6.75%	6.76%	6.80%
Final Scheduled Payment Date			October 15, 2001	May 15, 2003	August 15, 2004	April 15, 2007
Number of Contracts	105,023
Weighted Average Coupon	10.34%
Weighted Average Remaining Term	49.90	months
Servicing Fee Rate	1.00%

Pool Data—Prior Month
Securities Balance	$1,276,841,057.06		$231,803,057.06	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,320,505,387.06
Securities Pool Factor	0.90440839		0.63203100	1.00000000	1.00000000	1.00000000
Number of Contracts	100,609
Weighted Average Coupon	10.35%
Weighted Average Remaining Term	47.34	months
Precompute and Simple Interest Advances	$4,457,456.77
Payahead Account Balance	$1,950,752.23
Supplemental Servicing Fee Received	$118,781.37
Interest Shortfall	$0.00		0.00	0.00	0.00	0.00
Principal Shortfall	$0.00		0.00	0.00	0.00	0.00

Pool Data—Current Month
Securities Balance	$1,236,652,261.95		$191,614,261.95	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,280,316,591.95
Securities Pool Factor	0.87594198		0.52245279	1.00000000	1.00000000	1.00000000
Number of Contracts	99,342
Weighted Average Coupon	10.35%
Weighted Average Remaining Term	46.51	months
Precompute and Simple Interest Advances	$5,299,953.05
Payahead Account Balance	$1,890,113.47
Supplemental Servicing Fee Received	$123,491.20
Interest Shortfall	$0.00		0.00	0.00	0.00	0.00
Principal Shortfall	$0.00		0.00	0.00	0.00	0.00

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of January 16, 2001 for the Collection Period December 1, 2000 through December 31, 2000

Reserve Fund
Initial Deposit Amount	$3,638,653.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,602,374.44
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$68,015,874.41

Beginning Balance	$9,903,790.40
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$3,029,897.44
Reserve Fund Balance Prior to Release	$12,933,687.84
Reserve Fund Required Amount	$9,602,374.44
Reserve Fund Release to Seller	$3,331,313.40
Ending Reserve Fund Balance	$9,602,374.44

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount

Liquidated Contracts	52

Gross Principal Balance of Liquidated Receivables		$683,591.93
Net Liquidation Proceeds Received During the Collection Period		$(453,005.74)
Recoveries on Previously Liquidated Contracts		$(469.88)

Aggregate Credit Losses for the Collection Period		$230,116.31

Cumulative Credit Losses for all Periods	84	$345,063.67

Repossessed in Current Period	94

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate

Second Preceding Collection Period	0.02%
First Preceding Collection Period	0.07%
Current Collection Period	0.21%

Condition (i) (Charge-off Rate)
Three Month Average	0.10%
Charge-off Rate Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of January 16, 2001 for the Collection Period December 1, 2000 through December 31, 2000

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount

31-60 Days Delinquent	2.76%	2,740		2.90%	$35,810,258.80
61-90 Days Delinquent	0.25%	248		0.27%	$3,346,596.14
Over 90 Days Delinquent	0.16%	155		0.19%	$2,346,375.19

Total Delinquencies		3,143			$41,503,230.13

Repossessed Vehicle Inventory		174	*

______________

*	Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.16%
First Preceding Collection Period	0.29%
Current Collection Period	0.41%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.29%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

 TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of January 16, 2001 for the Collection Period December 1, 2000 through December 31, 2000

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance

Collections
Principal Payments Received	$39,505,203.18
Interest Payments Received	10,720,014.31
Net Precomputed Payahead Amount	60,638.76
Aggregate Net Liquidation Proceeds Received	453,475.62
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$50,739,331.87
Net Simple Interest Advance Amount	$742,470.42
Net Precomputed Advance Amount	$100,025.86

Total Available Amount	$51,581,828.15

Amounts Due
Servicing Fee	1,100,421.16
Accrued and Unpaid Interest	$7,262,714.44
Principal	$40,188,795.11
Reserve Fund	3,029,897.44

Total Amount Due	51,581,828.15

Actual Distributions
Servicing Fee	$1,100,421.16
Interest	$7,262,714.44	$1,372,274.10	$2,413,125.00	$2,292,766.67	$1,184,548.67
Principal	$40,188,795.11	$40,188,795.11	$0.00	$0.00	$0.00
Reserve Fund	$3,029,897.44

Total Amount Distributed	$51,581,828.15	$41,561,069.21	$2,413,125.00	$2,292,766.67	$1,184,548.67

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of January 16, 2001 for the Collection Period December 1, 2000 through December 31, 2000

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections			$4,135,566.76
Prepayments in Full	187	contracts	$1,970,483.26
Repurchased Receivables Principal			$0.00
Payments Behind/Ahead on Repurchased Receivables			$0.00
Total Collections			$7,750,222.92
Advances—Reimbursement of Previous Advances			$0.00
Advances—Current Advance Amount			$100,025.86
Payahead Account—Payments Applied			$60,638.76
Payahead Account—Additional Payaheads			$0.00

Simple Interest Contracts
Collected Principal			$21,538,461.11
Prepayments in Full	1028	contracts	$11,860,692.05
Collected Interest			$9,075,841.41
Repurchased Receivables Principal			$0.00
Repurchased Receivables Interest			$0.00
Advances—Reimbursement of Previous Advances			$0.00
Advances—Current Advance Amount			$742,470.42

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ROBERT WOODIE

Robert Woodie National Treasury Manager